Contact: Leah Stearns
Senior Vice President, Treasurer and Investor Relations
Telephone: (617) 375-7500
AMERICAN TOWER CORPORATION REPORTS
FIRST QUARTER 2016 FINANCIAL RESULTS

CONSOLIDATED HIGHLIGHTS
First Quarter 2016
●	Total revenue increased 19.4% to $1,289 million
●	Property revenue increased 19.3% to $1,268 million
●	Adjusted EBITDA increased 15.1% to $833 million
●	AFFO increased 17.3% to $602 million
Boston, Massachusetts – April 29, 2016: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended March 31, 2016.
Jim Taiclet, American Tower’s Chief Executive Officer stated, “The global proliferation of smartphones is driving significant growth in subscriber demand for higher bandwidth applications.  As a result, during the first quarter, we continued to experience solid leasing demand across our served markets as mobile operators invest in their networks to manage key performance factors, including coverage, capacity and peak network speed.
Additionally, in India, we recently closed our Viom transaction, the latest step in our strategic initiative to diversify our operations and further establish the Company as a leading global provider of communications real estate in key free market democracies around the globe.  We remain focused on pursuing disciplined investments like Viom as we aim to simultaneously increase return on invested capital and generate double digit growth in both our AFFO per Share and dividend. We believe this strategy will drive compelling returns for stockholders over the long term.”
CONSOLIDATED OPERATING RESULTS OVERVIEW
American Tower generated the following operating results for the quarter ended March 31, 2016 (unless otherwise indicated, all comparative information is presented against the quarter ended March 31, 2015).

($ in millions, except per share amounts)	Q1 2016	Growth Rate
Total revenue	$1,289	19.4%
Total property revenue	$1,268	19.3%
Property Gross Margin	$929	15.2%
Adjusted EBITDA	$833	15.1%
Net income attributable to AMT common stockholders	$248	35.4%
Net income attributable to AMT common stockholders per diluted share	$0.58	28.9%
Property revenue Core Growth(1)		25.0%
Property revenue Organic Core Growth(2)		8.7%
Property revenue Run-Rate Organic Growth(3)		8.1%

(1)	Property revenue Core Growth reflects revenue growth excluding the impacts of straight-line and pass-through revenue, foreign currency exchange rate fluctuations and significant one-time items.

(2)	Q1 2016 Organic Core Growth excludes revenue growth associated with properties that the Company has added to the portfolio since the beginning of Q1 2015.

(3)	See “Non-GAAP and Defined Financial Measures” below.

($ in millions, except per share amounts)	Q1 2016	Growth Rate
NAREIT Funds From Operations (FFO)	$546	32.8%
AFFO	$602	17.3%
AFFO per Share	$1.41	12.8%
Cash provided by operating activities	$564	10.5%
Free Cash Flow(1)	$404	15.3%

(1)
Free Cash Flow is defined as cash provided by operating activities less total cash capital expenditures. Cash capital expenditures in Q1 2016 include $4.9 million of payments on capital leases of property and equipment, which are presented in the condensed consolidated statement of cash flows under Repayments of notes payable, credit facilities and capital leases.

Please refer to “Non-GAAP and Defined Financial Measures” below for additional definitions. For additional financial information and reconciliations to GAAP measures, please refer to the “Unaudited Selected Consolidated Financial Information” and “Unaudited Reconciliation to GAAP Measures and the Calculation of Defined Financial Measures” below.
CAPITAL ALLOCATION OVERVIEW
Distributions – During the first quarter of 2016, the Company declared the following regular cash distributions to its common stockholders:

Common Stock Distributions	Q1 2016(1)
Distribution per share	$0.51
Aggregate amount (millions)	$217
Year-over-year per share growth	21.4%

(1)	The dividend declared was paid in the second quarter of 2016 to stockholders of record as of the close of business on April 12, 2016.
In addition, the Company declared approximately $27 million in preferred stock dividends during the first quarter of 2016.
Capital Expenditures – During the first quarter of 2016, total capital expenditures were $159 million. For additional capital expenditure details, please refer to the supplemental disclosure package available on the Company’s website.
Acquisitions – During the first quarter of 2016, the Company entered into a definitive agreement to acquire approximately 1,350 communications sites from Bharti Airtel’s subsidiary company, Airtel Tanzania Limited for total consideration of approximately $179 million, subject to customary adjustments. The transaction is expected to close during the second quarter of 2016, subject to customary closing conditions and regulatory approval.
On April 21, 2016, the Company closed its previously announced acquisition of a 51% controlling ownership interest in Viom Networks Limited (“Viom”), which owns and operates over 42,000 sites in India. The total cash consideration for the Viom acquisition was approximately 76 billion Indian Rupees (“INR”). The Company also assumed approximately INR 51 billion of existing debt at closing. The Company anticipates consolidating the full financial results for Viom.
LEVERAGE AND FINANCING OVERVIEW
Leverage – For the quarter ended March 31, 2016, the Company’s Net Leverage Ratio was approximately 5.0x net debt (total debt less cash and cash equivalents) to first quarter 2016 annualized Adjusted EBITDA.

Calculation of Net Leverage Ratio	Three Months Ended
($ in millions)	March 31, 2016(1)
Net Debt	$16,686
First Quarter Annualized Adjusted EBITDA	3,332
Net Leverage Ratio	5.0x

(1)	Excludes the impact of Viom transaction, which closed in April.
Liquidity – As of March 31, 2016, the Company had approximately $3.2 billion of total liquidity, consisting of over $0.3 billion in cash and cash equivalents, plus the ability to borrow an aggregate of approximately $2.9 billion under its revolving credit facilities, net of any outstanding letters of credit.
Subsequent to the end of the first quarter, the Company borrowed an incremental $1.3 billion under its revolving credit facilities, which it primarily used to fund a portion of the Viom transaction.
FULL YEAR 2016 OUTLOOK
The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of April 29, 2016. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.
The Company is raising the midpoint of its full year 2016 outlook for property revenue, Adjusted EBITDA and AFFO by $40 million, $25 million and $20 million, respectively.
The Company’s revised outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the remainder of 2016: (a) 3.90 Brazilian Reais; (b) 705 Chilean Pesos; (c) 3,230 Colombian Pesos; (d) 0.91 Euros; (e) 4.00 Ghanaian Cedi; (f) 67.60 Indian Rupees; (g) 17.60 Mexican Pesos; (h) 210 Nigerian Naira; (i) 3.50 Peruvian Soles; (j) 15.95 South African Rand; and (k) 3,420 Ugandan Shillings.
Based on these assumptions, the Company’s current outlook reflects favorable impacts of foreign currency fluctuations of approximately $50 million for total property revenue, $30 million for Adjusted EBITDA and $25 million for AFFO, as compared to the Company’s previously issued full year outlook. Additional information pertaining to the impact of foreign currency fluctuations on the Company’s outlook has been provided in the supplemental disclosure package available on its website.

The Company’s outlook also includes the estimated impact of the Viom transaction, which closed on April 21, 2016. The transaction is expected to contribute approximately $555 million in property revenue and $215 million in Adjusted EBITDA to full year 2016 results, which is approximately $40 million and $20 million lower, respectively, than the estimates included in the Company’s prior outlook due to the delay in the closing of the transaction.

The Company’s outlook for 2016 reflects the following:($ in millions)
	Full Year 2016			Midpoint Growth	Midpoint Core Growth(1)
Total property revenue	$5,585	to	$5,715	20.7%	21.4%
Adjusted EBITDA(1)	3,460	to	3,550	14.3%	20.4%
AFFO(1)	2,380	to	2,470	12.8%	17.2%
Net income	1,010	to	1,120	58.5%	N/A

(1)	See “Non-GAAP and Defined Financial Measures” below.

The Company’s outlook for total property revenue reflects the following, at the midpoint: ($ in millions)
	Segment Revenue	Organic Core Growth(1)	Pass-through Revenue(2)	Straight-line Revenue(2)
U.S. property revenue	$3,365	~5.5%	$—	$68
Total international property revenue	2,285	~12%	710	42
Total property revenue	$5,650	~7%	$710	$110

(1)	See “Non-GAAP and Defined Financial Measures” below.

(2)	Included in Segment Revenue totals but excluded from Core Growth and Organic Core Growth.

The calculation of outlook midpoint Core Growth is as follows: (Totals may not add due to rounding.)
	Total Property Revenue	Adjusted EBITDA(1)	AFFO(1)
Outlook midpoint Core Growth	21.4%	20.4%	17.2%
Estimated impact of pass-through revenues	4.7%	—%	—%
Estimated impact of fluctuations in foreign currency exchange rates	(3.6)%	(3.7)%	(4.0)%
Estimated impact of straight-line revenue and expense recognition	(1.7)%	(2.1)%	—%
Estimated impact of significant one-time items	(0.2)%	(0.3)%	(0.4)%
Outlook midpoint growth	20.7%	14.3%	12.8%

(1)	See “Non-GAAP and Defined Financial Measures” below.

Total Property Revenue Core Growth Components(1): (Totals may not add due to rounding.)	Full Year 2016
Organic Core Growth	~7%
New Property Core Growth(2)	~14%
Core Growth	~21%

(1)	Reflects growth at the midpoint of outlook ranges.

(2)	Reflects revenue growth at sites that have been under American Tower’s ownership or control since the beginning of the prior-year period.

Outlook for Capital Expenditures:
($ in millions)
(Totals may not add due to rounding.)	Full Year 2016
Discretionary capital projects(1)	$170	to	$200
Ground lease purchases	130	to	150
Start-up capital projects	90	to	110
Redevelopment	190	to	210
Capital improvement	110	to	120
Corporate	10	—	10
Total	$700	to	$800

(1)	Includes the construction of approximately 2,500 to 3,000 communications sites globally.

Reconciliation of Outlook for Net Income to Adjusted EBITDA:
($ in millions)
(Totals may not add due to rounding.)	Full Year 2016
Net income	$1,010	to	$1,120
Interest expense	745	to	715
Depreciation, amortization and accretion	1,450	to	1,480
Income tax provision	130	to	120
Stock-based compensation expense	90	—	90
Other, including other operating expenses, interest income, gain (loss) on retirement of long-term obligations and other income (expense)	35	to	25
Adjusted EBITDA	$3,460	to	$3,550

Reconciliation of Outlook for Net Income to AFFO:
($ in millions)
(Totals may not add due to rounding.)	Full Year 2016
Net income	$1,010	to	$1,120
Straight-line revenue	(110)	—	(110)
Straight-line expense	60	—	60
Depreciation, amortization and accretion	1,450	to	1,480
Stock-based compensation expense	90	—	90
Non-cash portion of tax provision	36	to	23
Other, including other operating expenses, amortization of deferred financing costs, capitalized interest, debt discounts and premiums, gain (loss) on retirement of long-term obligations, other income (expense), non-cash interest related to joint venture shareholder loans and dividends on preferred stock	(36)	to	(63)
Capital improvement capital expenditures	(110)	to	(120)
Corporate capital expenditures	(10)	—	(10)
AFFO	$2,380	to	$2,470
Conference Call Information
American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the quarter ended March 31, 2016 and its outlook for 2016. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:
U.S./Canada dial-in: (800) 230-1074
International dial-in: (612) 234-9960
Passcode: 391078
When available, a replay of the call can be accessed until 11:59 p.m. ET on May 13, 2016. The replay dial-in numbers are as follows:
U.S./Canada dial-in: (800) 475-6701
International dial-in: (320) 365-3844
Passcode: 391078

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.
About American Tower
American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of over 143,000 communications sites. For more information about American Tower, please visit the “Earnings Materials” and “Company & Industry Resources” sections of our investor relations website at www.americantower.com.

Non-GAAP and Defined Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth, Net Leverage Ratio and Run-Rate Revenue. The Company uses Funds From Operations as defined by the National Association of Real Estate Investment Trusts (NAREIT), referred to herein as NAREIT Funds From Operations.

Beginning with the first quarter of 2016, the Company is providing a new metric titled “Property revenue Run-Rate Organic Growth” in addition to the existing “Property revenue Organic Core Growth” metric. The Company defines Property revenue Run-Rate Organic Growth as the increase or decrease, expressed as a percentage, of Run-Rate Revenue resulting from property revenue growth as compared to the prior-year period, excluding growth attributable to day-one Run-Rate Revenue on new sites added after the beginning of the prior-year period. Run-Rate Revenue excludes the impact of foreign currency exchange rate fluctuations, significant one-time items, straight-line revenues and the impact of other non-Run Rate Revenue. Reconciliations of the Property revenue Run-Rate Organic Growth metric by segment are included in the segment disclosures on pages 10 and 11 of this press release, as well as in the Company’s supplemental disclosure package available on its website.

The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense recorded in costs of operations, depreciation, amortization and accretion, selling, general, administrative and development expense and other operating expenses. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the Latin America property segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, gain (loss) on retirement of long-term obligations, other income (expense), net income (loss) attributable to noncontrolling interest and income tax benefit (provision). The Company defines Operating Profit Margin as the percentage that results from dividing Operating Profit by revenue. The Company defines Adjusted EBITDA as net income before income (loss) from equity method investments, income tax benefit (provision), other income (expense), gain (loss) on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. NAREIT Funds From Operations is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion and dividends on preferred stock, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interest. The Company defines AFFO as NAREIT Funds From Operations before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the non-cash portion of its tax provision, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interest, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company defines AFFO per Share as AFFO divided by the diluted weighted average common shares outstanding. The Company defines churn as revenue lost when a tenant cancels or does not renew its lease or, in limited circumstances, when the lease rates on existing leases are reduced. The Company defines Core Growth in total property revenue, Adjusted EBITDA and AFFO as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior-year, in each case, excluding the impact of pass-through revenue (expense), where applicable, straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Organic Core Growth in property revenue as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior-year, in each case, excluding the impact of pass-through revenue (expense), straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, significant one-time items and revenue associated with new properties that the Company has added to the portfolio since the beginning of the prior-year period. The Company defines New Property Core Growth in property revenue as the increase or decrease, expressed as a percentage, on the properties the Company has added to its portfolio since the beginning of the prior-year period, in each case excluding the impact of pass-through revenue (expense), straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Net Leverage Ratio as net debt (total debt, less cash and cash equivalents) divided by last quarter annualized Adjusted EBITDA. The Company defines Run-Rate Revenue as primarily cash-based, recurring revenues, typically tied to long-term tenant lease agreements that in the absence of churn at the end of the contract term should continue in the future, excluding pass-through revenue. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company's core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company's measures of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth, Net Leverage Ratio, Run-Rate Revenue and Property revenue Run-Rate Organic Growth may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements
This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our full year 2016 outlook, foreign currency exchange rates, our expectation regarding the leasing demand for communications real estate and our expectations for the closing of signed acquisitions and the impact of recently closed acquisitions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results, and we cannot control that demand; (2) if our tenants share site infrastructure to a significant degree or consolidate or merge, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) increasing competition for tenants in the tower industry may materially and adversely affect our pricing; (4) competition for assets could adversely affect our ability to achieve our return on investment criteria; (5) our business is subject to government and tax regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (6) our leverage and debt service obligations may materially and adversely affect us, including our ability to raise additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our distribution requirements; (7) our expansion initiatives involve a number of risks and uncertainties, including those related to integration of acquired or leased assets, that could adversely affect our operating results, disrupt our operations or expose us to additional risk; (8) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (9) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (10) a substantial portion of our revenue is derived from a small number of tenants, and we are sensitive to changes in the creditworthiness and financial strength of our tenants; (11) if we fail to remain qualified for taxation as a REIT, we will be subject to tax at corporate income tax rates, which may substantially reduce funds otherwise available, and even if we qualify for taxation as a REIT, we may face tax liabilities that impact earnings and available cash flow; (12) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (13) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (14) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers will be eliminated; (15) restrictive covenants in the agreements related to our securitization transactions, our credit facilities and our debt securities and the terms of our preferred stock could materially and adversely affect our business by limiting flexibility, and we may be prohibited from paying dividends on our common stock, which may jeopardize our qualification for taxation as a REIT; (16) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (17) we could have liability under environmental and occupational safety and health laws; and (18) our towers, data centers or computer systems may be affected by natural disasters and other unforeseen events for which our insurance may not provide adequate coverage. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2015, under the caption “Risk Factors”. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$336,403	$320,686
Restricted cash	140,865	142,193
Accounts receivable, net	217,457	227,354
Prepaid and other current assets	341,791	306,235
Total current assets	1,036,516	996,468
PROPERTY AND EQUIPMENT, net	9,917,985	9,866,424
GOODWILL	4,123,401	4,091,805
OTHER INTANGIBLE ASSETS, net	9,813,990	9,837,876
DEFERRED INCOME TAXES	216,643	212,041
DEFERRED RENT ASSET	1,201,841	1,166,755
NOTES RECEIVABLE AND OTHER NON-CURRENT ASSETS	753,939	732,903
TOTAL	$27,064,315	$26,904,272
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$94,051	$96,714
Accrued expenses	437,546	516,413
Distributions payable	218,420	210,027
Accrued interest	87,899	115,672
Current portion of long-term obligations	137,853	50,202
Unearned revenue	222,387	211,001
Total current liabilities	1,198,156	1,200,029
LONG-TERM OBLIGATIONS	16,884,242	17,068,807
ASSET RETIREMENT OBLIGATIONS	888,040	856,936
OTHER NON-CURRENT LIABILITIES	1,093,662	1,065,682
Total liabilities	20,064,100	20,191,454
COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock, Series A	60	60
Preferred stock, Series B	14	14
Common stock	4,273	4,267
Additional paid-in capital	9,714,952	9,690,609
Distributions in excess of earnings	(967,718)	(998,535)
Accumulated other comprehensive loss	(1,610,592)	(1,836,996)
Treasury stock	(207,740)	(207,740)
Total American Tower Corporation equity	6,933,249	6,651,679
Noncontrolling interest	66,966	61,139
Total equity	7,000,215	6,712,818
TOTAL	$27,064,315	$26,904,272

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
REVENUES:
Property	$1,267,651	$1,062,180
Services	21,396	17,010
Total operating revenues	1,289,047	1,079,190
OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Property (including stock-based compensation expense of $507 and $432, respectively)	342,290	259,257
Services (including stock-based compensation expense of $151 and $139, respectively)	9,155	5,383
Depreciation, amortization and accretion	341,634	263,520
Selling, general, administrative and development expense (including stock-based compensation expense of $27,421 and $29,290, respectively)	135,315	123,290
Other operating expenses	8,800	7,774
Total operating expenses	837,194	659,224
OPERATING INCOME	451,853	419,966
OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	2,716	2,596
Interest income	3,534	2,964
Interest expense	(159,880)	(147,934)
Loss on retirement of long-term obligations	—	(3,725)
Other income (expense) (including unrealized foreign currency gains (losses) of $29,362 and ($55,468), respectively)	12,208	(54,503)
Total other expense	(141,422)	(200,602)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	310,431	219,364
Income tax provision	(29,124)	(23,872)
NET INCOME	281,307	195,492
Net income attributable to noncontrolling interest	(6,148)	(2,175)
NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION STOCKHOLDERS	275,159	193,317
Dividends on preferred stock	(26,781)	(9,819)
NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$248,378	$183,498
NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation common stockholders	$0.59	$0.45
Diluted net income attributable to American Tower Corporation common stockholders	$0.58	$0.45
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	424,059	405,111
DILUTED	427,888	409,399

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$281,307	$195,492
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	28,079	29,861
Depreciation, amortization and accretion	341,634	263,520
Loss on early retirement of long-term obligations	—	3,725
Other non-cash items reflected in statements of operations	12,451	66,309
Increase in net deferred rent asset	(16,171)	(25,074)
Decrease in restricted cash	3,005	28,180
Increase in assets	(30,535)	(2,779)
Decrease in liabilities	(56,258)	(49,304)
Cash provided by operating activities	563,512	509,930
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(154,222)	(159,184)
Payments for acquisitions, net of cash acquired	(873)	(20,946)
Payment for Verizon transaction	(4,655)	(5,058,019)
Proceeds from sales of short-term investments and other non-current assets	1,184	72,684
Payments for short-term investments	—	(82,557)
Deposits, restricted cash, investments and other	(26,950)	(1,397)
Cash from investing activities	(185,516)	(5,249,419)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of short-term borrowings, net	(8,636)	—
Borrowings under credit facilities	31,504	3,150,000
Proceeds from issuance of senior notes, net	1,247,463	—
Proceeds from term loan	—	500,000
Repayments of notes payable, credit facilities and capital leases(1)	(1,388,613)	(2,490,771)
Distributions to noncontrolling interest holders, net	(274)	(137)
Proceeds from stock options	14,582	5,106
Proceeds from the issuance of common stock, net	—	2,440,390
Proceeds from the issuance of preferred stock, net	—	1,338,009
Deferred financing costs and other financing activities	(25,325)	(22,558)
Distributions paid on preferred stock	(26,781)	(7,875)
Distributions paid on common stock	(209,984)	(152,037)
Cash (used for) provided by financing activities	(366,064)	4,760,127
Net effect of changes in foreign currency exchange rates on cash and cash equivalents	3,785	(10,730)
NET INCREASE IN CASH AND CASH EQUIVALENTS	15,717	9,908
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	320,686	313,492
CASH AND CASH EQUIVALENTS, END OF YEAR	$336,403	$323,400
CASH PAID FOR INCOME TAXES, NET	$19,368	$14,714
CASH PAID FOR INTEREST	$177,574	$199,022

(1)	Q1 2016 includes $4.9 million of payments on capital leases of property and equipment.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT
($ in millions. Totals may not add due to rounding.)

	Three months ended March 31, 2016
	Property						Services	Total
	U.S.	Asia	EMEA	Latin America	Total International	Total Property
Segment revenues	$852	$63	$130	$223	$416	$1,268	$21	$1,289
Segment operating expenses(1)	178	33	56	75	164	342	9	351
Interest income, TV Azteca, net	—	—	—	3	3	3	—	3
Segment Gross Margin	674	30	74	150	255	929	12	941
Segment SG&A(1)	37	7	16	15	37	75	3	78
Segment Operating Profit	$637	$24	$58	$136	$217	$854	$9	$863
Segment Operating Profit Margin	75%	37%	45%	61%	52%	67%	44%	67%

Core Growth	20.2%	22.1%	84.2%	25.2%	38.3%	25.0%
New Property Core Growth	13.1%	9.8%	70.2%	12.1%	25.0%	16.3%
Organic Core Growth	7.1%	12.3%	14.0%	13.2%	13.2%	8.7%
Property revenue Run-Rate Organic Growth	5.9%	12.7%	16.1%	13.6%	14.0%	8.1%

Revenue Components(2)
Prior-Year Run-Rate Revenue	$645	$34	$57	$157	$247	$892
Colocations/Amendments	30	4	6	10	20	50
Escalations	19	1	5	12	17	37
Cancellations	(10)	(1)	(0)	(1)	(2)	(12)
Other Run-Rate	(2)	0	(1)	1	0	(2)
Organic Run-Rate Revenue	$682	$38	$66	$179	$282	$965
New Sites	88	3	39	19	61	149
Total Run-Rate Revenue	$771	$41	$104	$198	$343	$1,114
Foreign Currency Exchange Impact	—	(3)	(10)	(46)	(59)	(59)
Run-Rate Revenue (Current Period)	$771	$38	$94	$152	$284	$1,055

Straight-Line Revenue	21	0	1	12	13	34
Prepaid Amortization Revenue	22	—	0	0	1	22
Other Non Run-Rate Revenue	38	(0)	1	5	6	44
Pass-Through Revenue	—	27	36	74	138	138
Non Run-Rate Foreign Currency Exchange Impact	—	(2)	(3)	(20)	(25)	(25)
Total Property Revenue (Current Period)	$852	$63	$130	$223	$416	$1,268

(1)	Excludes stock-based compensation expense.

(2)	All components of revenue, except current period, have been translated at prior period foreign exchange rates.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT (CONTINUED)
($ in millions. Totals may not add due to rounding.)

	Three months ended March 31, 2015
	Property						Services	Total
	U.S.	Asia	EMEA	Latin America	Total International	Total Property
Segment revenues	$718	$57	$76	$211	$344	$1,062	$17	$1,079
Segment operating expenses(1)	133	30	29	68	126	259	5	264
Interest income, TV Azteca, net	—	—	—	3	3	3	—	3
Segment Gross Margin	585	27	47	146	221	806	12	818
Segment SG&A(1)	27	7	9	17	33	60	3	63
Segment Operating Profit	$558	$21	$38	$129	$188	$746	$8	$755
Segment Operating Profit Margin	78%	36%	51%	61%	55%	70%	49%	70%

Core Growth	13.0%	20.0%	17.0%	24.8%	22.3%	15.6%
New Property Core Growth	3.7%	9.3%	3.2%	16.9%	12.6%	6.2%
Organic Core Growth	9.3%	10.7%	13.9%	7.9%	9.7%	9.4%
Property revenue Run-Rate Organic Growth	6.7%	9.0%	15.8%	10.2%	11.4%	8.0%

Revenue Components(2)
Prior-Year Run-Rate Revenue	$586	$29	$58	$144	$230	$817
Colocations/Amendments	37	4	4	9	18	55
Escalations	18	1	5	7	12	30
Cancellations	(13)	(2)	(0)	(2)	(4)	(18)
Other Run-Rate	(3)	(0)	0	1	1	(2)
Organic Run-Rate Revenue	$626	$32	$67	$158	$257	$883
New Sites	19	2	2	25	29	48
Total Run-Rate Revenue	$645	$34	$68	$183	$286	$930
Foreign Currency Exchange Impact	—	(0)	(12)	(26)	(38)	(38)
Run-Rate Revenue (Current Period)	$645	$34	$57	$157	$247	$892

Straight-Line Revenue	27	0	2	5	8	34
Prepaid Amortization Revenue	19	—	0	0	0	19
Other Non Run-Rate Revenue	28	(0)	0	3	3	31
Pass-Through Revenue	—	23	22	53	98	98
Non Run-Rate Foreign Currency Exchange Impact	—	(0)	(5)	(8)	(13)	(13)
Total Property Revenue (Current Period)	$718	$57	$76	$211	$344	$1,062

(1)	Excludes stock-based compensation expense.

(2)	All components of revenue, except current period, have been translated at prior period foreign exchange rates.

UNAUDITED SELECTED CONSOLIDATED FINANCIAL INFORMATION
($ In thousands. Totals may not add due to rounding.)
The following table reflects the estimated impact of foreign currency exchange rate fluctuations, pass-through revenue, straight-line revenue and expense recognition and material one-time items on total property revenue, Adjusted EBITDA and AFFO.
The calculation of Core Growth is as follows:

Three months ended March 31, 2016	Property Revenue	Adjusted EBITDA	AFFO
Core Growth	25.0%	23.5%	24.7%
Estimated impact of pass-through revenue	1.4%	—%	—%
Estimated impact of fluctuations in foreign currency exchange rates	(6.2)%	(6.4)%	(7.5)%
Estimated impact of straight-line revenue recognition	(0.8)%	(1.8)%	—%
Estimated impact of significant one-time items	—%	—%	—%
Reported growth	19.3%	15.1%	17.3%

The reconciliation of Net Income to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows:

	Three Months Ended March 31,
	2016	2015
Net Income	$281,307	$195,492
Income tax provision	29,124	23,872
Other (income) expense	(12,208)	54,503
Loss on retirement of long-term obligations	—	3,725
Interest expense	159,880	147,934
Interest income	(3,534)	(2,964)
Other operating expenses	8,800	7,774
Depreciation, amortization and accretion	341,634	263,520
Stock-based compensation expense	28,079	29,861
Adjusted EBITDA	$833,082	$723,717
Total revenue	1,289,047	1,079,190
Adjusted EBITDA Margin	65%	67%

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES
($ in thousands, except per share data. Totals may not add due to rounding.)
The reconciliation of net income to NAREIT Funds From Operations and the calculation of AFFO and AFFO per Share are presented below:

	Three Months Ended March 31,
	2016	2015
Net income	$281,307	$195,492
Real estate related depreciation, amortization and accretion	297,513	228,828
Losses from sale or disposal of real estate and real estate related impairment charges	4,602	3,681
Dividends on preferred stock	(26,781)	(9,819)
Adjustments for unconsolidated affiliates and noncontrolling interest	(11,016)	(7,226)
NAREIT Funds From Operations	$545,625	$410,956
Straight-line revenue	(32,008)	(33,838)
Straight-line expense	15,837	8,764
Stock-based compensation expense	28,079	29,861
Non-cash portion of tax provision	9,756	9,158
Non-real estate related depreciation, amortization and accretion	44,121	34,692
Amortization of deferred financing costs, capitalized interest and debt discounts and premiums and long-term deferred interest charges	7,429	3,603
Other (income) expense(1)	(12,208)	54,503
Loss on retirement of long-term obligations	—	3,725
Other operating expense(2)	4,198	4,093
Capital improvement capital expenditures	(16,724)	(16,784)
Corporate capital expenditures	(2,667)	(2,312)
Adjustments for unconsolidated affiliates and noncontrolling interest	11,016	7,226
AFFO	$602,454	$513,647
Weighted average diluted shares outstanding	427,888	409,399
AFFO per Share	$1.41	$1.25

(1)	Primarily includes realized and unrealized (gains) loss on foreign currency exchange rate fluctuations.

(2)	Primarily includes integration and acquisition-related costs.